SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 4, 2006

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                                PATHOGENICS, INC.
             (Exact name of registrant as specified in its charter)




Delaware                           333-123431                43-2078278
(State or other jurisdiction of   (Commission file number)  (I.R.S. employer
incorporation or organization)                               identification no.)




           99 Derby Street
           Suite 200
           Hingham, MA                                         02043
(Address of principal executive offices)                    (Zip code)

       Registrant's telephone number, including area code: (781) 556-1090

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Item 1.01.     Entry into a Material Definitive Agreement

     On May 4, 2006, Pathogenics, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Egenix, Inc. ("Egenix"), a Delaware corporation (collectively the "Parties"). The Merger Agreement provides that Egenix shall merge with and into Pathogenics (the "Merger") and Pathogenics shall become the surviving corporation (the "Surviving Corporation") and shall change its name to Egenix, Inc.

     Upon the effectiveness of the Merger, all of the outstanding capital stock of Egenix will be converted into capital stock of Surviving Corporation (the "Surviving Corporation Capital Stock") on a one-for-one basis. The Surviving Corporation will assume all outstanding options, warrants and rights to purchase shares of capital stock of Egenix. Pending consummation of the Merger, Pathogenics shall use commercially reasonable efforts to register the Common Stock of Surviving Corporation (the "Surviving Corporation Common Stock") issued in the Merger pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement filed with and declared effective by Securities and Exchange Commission (the "SEC") and either to effect (i) a listing of the Surviving Corporation Common Stock on the American Stock Exchange (the "Exchange") or (ii) the continuing quotation of the Surviving Corporation Common Stock on the "Bulletin Board" and to prepare a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended, and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. (the "NASD") and with the NASD as are necessary to effect the foregoing. The shares of preferred stock of the Surviving Corporation issued pursuant to the Merger into which shares of preferred stock of Egenix have been converted will be "restricted securities" within the meaning of the Securities Act.

     Immediately prior to the Effective Date, Pathogenics shall effect an approximately 100-for-1 reverse split (the "Reverse Split") of its outstanding capital stock such that the number of shares of Pathogenics Common Stock outstanding immediately prior to the effective time shall equal six percent (6%) of the issued and outstanding shares of Common Stock and common equivalents of the Surviving Corporation outstanding immediately after the effectiveness of the Merger after giving effect to any shares, or rights to acquire shares, issued as a part of or in connection with any financings contemplated in connection with the Merger, any shares of common stock underlying the Series A preferred stock and all convertible debt on an as converted to common stock basis, but not including options or warrants to acquire shares of Egenix capital stock outstanding immediately prior to the Effective Date or convertible debt incurred by Egenix from affiliates thereof from and after the date hereof. The parties

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hereto  agree  that  any convertible debt incurred by Egenix from its affiliates from and after the date hereof will be converted, if at all, at a price of not less than $2.00 per share of Egenix Common Stock, or common stock equivalent, or Surviving Corporation Common Stock, or common stock equivalent, as the case may be. Upon the consummation of the Merger, all shares of capital stock of Egenix, including shares of common and Series A Preferred Stock, shall be cancelled. The shares of Series A Preferred Stock issued by the Surviving Corporation will be restricted securities as defined in Regulation D and Rule 144 of the 1933 Act with the same ranking, rights and terms as the original Egenix shares of Series A Preferred Stock.

     Ratification of this Agreement by a majority of the stockholders of Pathogenics shall be a condition to closing of this Agreement as shall approval of an amendment to the Certificate of Incorporation of Pathogenics to approve the Reverse Split which shall be effective immediately prior to the Effective Date. In the alternative, this Agreement may be approved by the written consent of the persons holding a majority of the votes represented by shares of Pathogenics Common Stock entitled to vote thereon.

     Ratification of this Agreement by a majority of the stockholders of Egenix shall be a condition to closing of this Agreement. In the alternative, this Agreement may be approved by the written consent of the persons holding a majority of the votes represented by shares of Egenix Common Stock and Preferred Stock entitled to vote thereon.

     The Closing of this transaction presently is intended to be not later than December 31, 2006.

Item 9.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

Ex. No.   Description
-------   -----------
99.1 Merger Agreement dated as of May 4, 2006 between Pathogenics, Inc. and Egenix, Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 5, 2006                PATHOGENICS, INC.


                                 By: /s/ Frederic P. Zotos
                                 -------------------------------
                                 Frederic P. Zotos
                                 President and Chief Executive Officer

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